EXHIBIT 99.1


FOR IMMEDIATE RELEASE
---------------------

                              INVESTOR CONTACT: Jennifer Tweeton
                                                VOLLMER
                                                713-970-2100
                                                jennifert@vollmerpr.com
                                                -----------------------

                                                Stan Altschuler / Richard Cooper
                                                Strategic Growth International
                                                212-838-1444
                                                info@sgi-ir.com


         BOOTS & COOTS TO ACQUIRE HYDRAULIC WELL CONTROL FROM OIL STATES COMPANY FURTHER POSITIONS ITSELF AS THE PREMIER PRESSURE CONTROL COMPANY

HOUSTON, November 21, 2005 - Boots & Coots International Well Control, Inc. (Amex: WEL), a global prevention, emergency response and restoration company for the oil and gas industry, has entered into an agreement to acquire the hydraulic well control business (HWC) of Oil States International, Inc. (NYSE: OIS).

With 2004 revenues of approximately $34 million, HWC is one of the largest hydraulic workover contractors in the world. With the addition of HWC, Boots & Coots' services will encompass well blowouts and fires, hydraulic workover/snubbing and hot tapping services, as well as engineering and comprehensive pre-event risk management services.

Under the terms of the agreement, Boots & Coots will issue Oil States 26.5 million shares of common stock and subordinated promissory notes with an aggregate balance of $15 million, subject to adjustment.

"This acquisition brings us closer to our goal of becoming the largest and most capable pressure control company in the world," said Jerry Winchester, president and chief executive officer of Boots & Coots. "In addition to being the perfect complement to our emergency response services, HWC is strategically positioned to facilitate the continued growth of our SafeGuard programs. We look forward to welcoming HWC as a key member of our organization."

"The acquisition of HWC follows our stated business strategy of adding complementary services to provide greater long-term growth opportunities," said Kirk Krist, chairman of Boots & Coots. "We will continue to pursue opportunities in a disciplined fashion in an effort to build long-term shareholder value."

The boards of directors of Boots & Coots and Oil States approved the transaction, which is subject to customary closing conditions, including approval by the stockholders of Boots & Coots. Closing is expected to occur in the first six months of 2006. Post-closing, Oil States will own approximately 44 percent of the diluted shares of Boots & Coots and Oil States will have the right to designate three members to the Boots & Coots board of directors, which will be expanded to eight members.

"We are very impressed with the Boots & Coots management team and its reputation in the industry," said Douglas E. Swanson, president and chief executive officer of Oil States. "We believe the combination of HWC and Boots & Coots creates more opportunities for both companies to grow and build value."

Boots & Coots also announced that it has received a commitment letter for a $20 million senior credit facility, subject to closing the HWC transaction. The facility will allow the company to recapitalize its balance sheet by paying off its current senior and subordinated debt and redeeming remaining shares of preferred stock. "The transaction offers us greater financing flexibility at more favorable terms," added Krist. "It also permits us the opportunity to simplify our capital structure, which will support our efforts to continue to implement our strategic goals."

Boots  & Coots was advised by Growth Capital Partners, L.P. in this transaction.

WEBCAST
Boots & Coots will host a Webcast to discuss the HWC acquisition tomorrow, November 22 at 9:00 a.m. Central Time (10:00 p.m. Eastern Time). To listen to the Webcast, log on to http://www.bncg.com and click on the HWC Acquisition
                            -------------------
Webcast link. A replay of the Webcast will be available for 30 days on the investor relations page of the company's Website within 24 hours of the call.

ABOUT BOOTS & COOTS
Boots & Coots International Well Control, Inc., Houston, Texas, provides a suite of integrated oilfield services centered on the prevention, emergency response and restoration of blowouts and well fires around the world. Boots & Coots' proprietary risk management program, WELLSURE(R), combines traditional well control insurance with post-event response as well as preventative services, giving oil and gas operators and insurance underwriters a medium for effective management of well control insurance policies. The company's SafeGuard program, developed for regional producers and operators sponsored by Boots & Coots, provides dedicated emergency response services, risk assessment and contingency planning, and continuous training and education in all aspects of critical well management. For more information, visit the company's web site at www.bncg.com.
                                                                   ------------

ABOUT  HYDRAULIC  WELL  CONTROL
Based in Houma, Louisiana, HWC is one of the largest hydraulic workover contractors in the world, typically performing more than 500 snubbing and workover jobs each year. With more than 200 highly trained, safety driven professionals working worldwide, HWC operates 29 hydraulic workover units and four "Hot Tap" units throughout the world. In addition to its U.S. operations, HWC has international operations based in Algeria, South America, the Middle East and West Africa. For more information, visit the company's web site at www.hydraulicwellcontrol.com.
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Certain  statements  included  in  this  news  release  are  intended  as
"forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Boots & Coots cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward-looking statements are found in Boots & Coots' SEC filings, which are available free of charge on the SEC's web site at www.sec.gov.
                                       -----------

ADDITIONAL  INFORMATION  ABOUT  THE  ACQUISITION  AND  WHERE  TO  FIND  IT:

Boots & Coots will file proxy materials relating to the acquisition with the SEC. Security holders of Boots & Coots are urged to read these documents (when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Boots & Coots and the acquisition. Security holders may obtain these documents free of charge at the SEC's website at www.sec.gov. In addition, the documents filed with the SEC by Boots & Coots may be obtained free of charge from Boots & Coot's website at www.bncg.com. Security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the proposed acquisition.

The executive officers and directors of Boots & Coots may be deemed to be participants in the solicitation of proxies from the stockholders of Boots &
Coots in favor of the approval of the acquisition. Information about the executive officers and directors of Boots & Coots and their direct or indirect interests, by security holdings or otherwise, in the acquisition will be set forth in the proxy statement relating to the acquisition when it becomes available. In addition, the executive officers and directors of Oil States may be deemed to be participants in the solicitation of proxies from Boots & Coots' stockholders in favor of the approval of the acquisition. Information concerning Oil States' directors and executive officers is set forth in Oil States' proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 14, 2005, and annual report on Form 10-K filed with the SEC on March 2, 2005. These documents are available free of charge at the SEC's web site at www.sec.gov or by going to Oil States' Investor Relations page on its corporate website at www.oilstates.com.

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